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                                                                    EXHIBIT 12.1

                              AVONDALE INCORPORATED
              STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS
                                TO FIXED CHARGES
                      (AMOUNTS IN MILLIONS, EXCEPT RATIOS)

                                                                                                              39 WEEKS
                                                                  FISCAL YEAR ENDED                             ENDED
                                           --------------------------------------------------------------   ------------
                                              1998         1999         2000         2001         2002      MAY 20, 2003
                                           ----------   ----------   ----------   ----------   ----------   ------------
Fixed Charges:
   Interest expense                        $     23.3   $     23.0   $     20.2   $     20.4   $     18.4    $     13.4
   Discount and expenses on sale of
      accounts receivable                         7.3          5.6          5.6          4.9          1.1           2.1
   Amortization of debt issuance costs            1.1          1.1          1.1          1.0          0.7           0.7
                                           ----------   ----------   ----------   ----------   ----------    ----------
     Fixed Charges                         $     31.7   $     29.7   $     26.9   $     26.3   $     20.2    $     16.2
                                           ==========   ==========   ==========   ==========   ==========    ==========
Earnings
   Pretax income (loss) before
      extraordinary item                   $     55.4   $     16.3   $     51.6   $      1.8   $     (0.4)   $      1.7
   Fixed charges                                 31.7         29.7         26.9         26.3         20.2          16.2
                                           ----------   ----------   ----------   ----------   ----------    ----------
       Earnings                            $     87.1   $     46.0   $     78.5   $     28.1   $     19.8    $     17.9
                                           ==========   ==========   ==========   ==========   ==========    ==========
Ratio of Earnings to Fixed Charges                2.8x         1.5x         2.9x         1.1x          --           1.1x